SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):          APRIL 30, 2003



                               STAR E MEDIA CORP.
             (Exact name of registrant as specified in its charter)



          NEVADA                     000-49943                91-2038162
     (State or other                (Commission            (I.R.S. Employer
jurisdiction of incorporation)      File Number)            Identification
                                                                 No.)


                               27171 BURBANK ROAD
                             FOOTHILL RANCH, CA  92610
              (Address of principal executive offices)  (zip code)


                                 (949) 581-9477
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report.)


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ITEM  1.       CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.       ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On April 30, 2003, we entered into a Reorganization and Stock Purchase Agreement (the "Agreement") with ESP International Ltd., a Nevada corporation ("ESP Nevada") and its shareholders. ESP Nevada is a specialized educational/entertainment software marketing company.

     Under the terms of the Agreement, the sole shareholder of ESP Nevada, Mike Gaunt, agreed to sell, and we agreed to purchase, all of ESP Nevada's outstanding shares in exchange for 350,000 shares of our common stock. In addition, and as part of the consideration, we acquired all rights under eight
(8) existing and all future licensing representative agreements to which ESP Nevada, Mr. Gaunt, and his affiliated companies are a party. The consideration paid was determined by arms length negotiations.

     A prior agreement by and between Star E Media Corp and Educational Software Promotions International, a corporation controlled by Mr. Gaunt, dated June 21, 2002 was terminated in connection with this transaction.

ITEM  3.       BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.       CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.       OTHER  EVENTS

     Not  applicable.

ITEM  6.       RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.       FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.       CHANGE  IN  FISCAL  YEAR

     Not  applicable.

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ITEM  9.       REGULATION  FD  DISCLOSURE

     The  following  Exhibits  are  filed  as  part  of  this  report.

EXHIBITS

ITEM  NO.                DESCRIPTION
---------                -----------

2.1                      Reorganization  and  Stock  Purchase  Agreement



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May  ___,  2003                    Star  E  Media  Corp.
                                           a  Nevada  corporation



                                           /s/  E.G.  Abbadessa
                                           ------------------------------------
                                           By:   E.G.  Abbadessa
                                           Its:  President  and Chief Operating
                                                 Officer

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